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                                                            CLIENT/MATTER NUMBER
                                                                     059284/0112


                                February 9, 2001



ZAPWORLD.COM
117 Morris Street
Sebastopol, California 95472

         Re:      Zapworld.com

Gentlemen:

           We have acted as counsel to Zapworld.com (the "Company"), in connection with the registration of 2,400,000 Shares of Common Stock (the "Shares") to be offered for sale by the Company as described in the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

           We have reviewed such documents and have made such inquiries as we have deemed necessary and appropriate to render the opinion set forth herein. We have assumed that all documents that have been submitted to us as originals are true and correct and those documents submitted to us, as copies conform to the originals of those documents.

           The shares will be, when issued, duly authorized, validly issued, fully paid and non-assessable. We are not providing an opinion as to any other statements contained in the Form SB-2 Registration Statement, nor as to matters that occur after the date thereof.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                                          Sincerely,


                                          /s/ FOLEY & LARDNER